Exhibit 99.1

Willis Group Reports Record Third Quarter and Nine Months Results; Declares Regular Quarterly Common Dividend

    NEW YORK--(BUSINESS WIRE)--Oct. 22, 2003--Willis Group Holdings Limited (NYSE: WSH)

    -- Track record builds with fifteenth consecutive quarter of record results

    -- New business drives revenue growth - 16% reported (16% organic) in the quarter; 20% reported (17% organic) for the first nine months

    --  Margins continue to expand

    --  Company debt receives investment grade rating

    Willis Group Holdings Limited (NYSE: WSH), the global insurance broker, today reports record results for the quarter and nine months ended September 30, 2003.
    The Company also reported that its Board of Directors has declared a quarterly cash dividend of 16.25 cents ($0.1625) per share on its common stock payable January 13, 2004 to shareholders of record December 31, 2003.
    Net income for the quarter ended September 30, 2003 was $99 million, or $0.59 per diluted share compared to $31 million, or $0.19 per diluted share, a year ago. Net income for the nine months ended September 30, 2003 was $296 million, or $1.75 per diluted share, compared to $92 million, or $0.57 per diluted share, a year ago.
    Excluding non-cash compensation for performance-based stock options, a related one-time tax benefit arising from a change in UK tax legislation, and net gain or loss on disposal of operations, adjusted net income increased 35% to $62 million for the quarter ended September 30, 2003 from $46 million in the same period last year, while adjusted net income per diluted share rose 32% to $0.37 for the third quarter of 2003 from $0.28 a year ago.
    For the nine months ended September 30, 2003, adjusted net income increased 42% to $267 million from $188 million in the first nine months of 2002, while adjusted net income per diluted share rose 40% to $1.58 for the nine months ended September 30, 2003 from $1.13 in the first nine months of 2002.
    Total reported revenues for the quarter ended September 30, 2003 increased 16% to $452 million, from $390 million for the same period last year. Of this 16% increase in reported revenues, approximately 2% represented the effect of foreign currency exchange rate movements and approximately (2)% was attributable to the effect of acquisitions and disposals. Adjusting for these items, organic revenue growth was also 16% in the third quarter of 2003. The adjusted operating margin was 23% for the third quarter 2003 compared with 21% for the same period last year.
    Total reported revenues for the nine months ended September 30, 2003 increased 20% to $1,499 million, up from $1,252 million for the corresponding period in 2002. Of this 20% increase in reported revenues, approximately 5% represented the effect of foreign currency exchange rate movements and approximately (2)% was attributable to the effect of acquisitions and disposals. Adjusting for these items, organic revenue growth was 17% in the first nine months of 2003. The adjusted operating margin was 29% through the nine months ended September 30, 2003, compared with 27% for the same period last year.
    Joe Plumeri, Chairman and Chief Executive Officer said, "I am pleased to report another strong financial performance. Our quarterly results are reflective of our core strategy to grow revenues consistently, recruit great people, maintain expense discipline and expand margins. In doing so, we are building a great business - one that will perform well in all market environments.
    "The Willis model - to deliver global resources locally to the client regardless of their geography in a client-focused, creative, entrepreneurial way - is being validated," Plumeri said. "The role of our client advocates, working as a single team on behalf of our clients, is even more valuable in today's business environment, as we seek innovative ways to identify and mitigate risk for our clients."
    At September 30, 2003, total long-term debt was $448 million, down 32% from $658 million a year ago. Total stockholders' equity at quarter end was approximately $1,149 million. The capitalization ratio, or the ratio of total long-term debt to total long-term debt and stockholders' equity, declined to 28% at the quarter end compared to 41% a year ago. There was approximately $160 million of immediately available cash at September 30, 2003, providing significant financial flexibility to support the cash needs of the Company.
    On September 23, 2003, Standard & Poor's raised the counterparty credit rating on the Company to investment grade. The Company has begun the process of refinancing, and would expect the necessary facilities to be in place by year end.
    "We are very proud to have earned an investment grade rating on debt within five years of the leveraged buyout, and just a little over two years since the initial public offering of common stock," Plumeri commented. "We declared an initial common dividend in February 2003, increased the dividend rate in July 2003, and the S&P upgrade represents yet another milestone as we continue to strengthen the fundamental performance of the Company."
    Willis Group Holdings Limited is a leading global insurance broker, developing and delivering professional insurance, reinsurance, risk management, financial and human resource consulting and actuarial services to corporations, public entities and institutions around the world. With over 300 offices in more than 100 countries, its global team of 13,000 associates serves clients in some 180 countries. Additional information on Willis may be found on its web site www.willis.com.

    This press release may contain certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, depending on a variety of factors such as general economic conditions in different countries around the world, fluctuations in global equity and fixed income markets, changes in premium rates, the competitive environment and the actual cost of resolution of contingent liabilities. Further information concerning the Company and its business, including factors that potentially could materially affect the Company's financial results, are contained in the Company's filings with the Securities and Exchange Commission.

    This press release includes supplemental financial information which may contain references to non-GAAP financial measures as defined in Regulation G of SEC rules. Consistent with Regulation G, a reconciliation of this supplemental financial information to our generally accepted accounting principles (GAAP) information follows. We present such non-GAAP supplemental financial information as we believe such information is of interest to the investment community because it provides additional meaningful methods of evaluating certain aspects of the Company's operating performance from period to period on a basis that may not be otherwise apparent on a GAAP basis. This supplemental financial information should be viewed in addition to, not in lieu of, the Company's consolidated statements of operations for the quarter and nine months ended September 30, 2003 and 2002.



                     WILLIS GROUP HOLDINGS LIMITED
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (in millions, except per share data)
                              (unaudited)


                                         Three months    Nine months
                                             ended           ended
                                           September       September
                                              30,             30,
                                         ------------- ---------------
                                          2003   2002    2003    2002
                                         ------ ------ ------- -------
Revenues:
 Commissions and fees                     $434   $371  $1,446  $1,200
 Interest income                            18     19      53      52
                                         ------ ------ ------- -------
  Total Revenues                           452    390   1,499   1,252
                                         ------ ------ ------- -------
Expenses:
 General and administrative expenses
  (excluding non-cash compensation)        339    299   1,036     890
 Non-cash compensation - performance
  options (Note 1)                           4     18      17     114
 Depreciation expense                        8      9      26      25
 Amortization of intangible assets           1      -       2       -
 Net (gain) loss on disposal of
  operations                                (6)     -     (10)      1
                                         ------ ------ ------- -------
  Total Expenses                           346    326   1,071   1,030
                                         ------ ------ ------- -------
Operating Income                           106     64     428     222
Interest expense                            12     16      40      50
                                         ------ ------ ------- -------
Income before Income Taxes, Equity in
 Net Income of Associates and Minority
 Interest                                   94     48     388     172
Income tax (benefit) expense (Note 2)       (3)    20     102      83
                                         ------ ------ ------- -------
Income before Equity in Net Income of
 Associates and Minority Interest           97     28     286      89
Equity in net income of associates           3      3      14      10
Minority interest                           (1)     -      (4)     (7)
                                         ------ ------ ------- -------
Net Income                                 $99    $31    $296     $92
                                         ====== ====== ======= =======
Net Income per Share
 - Basic                                 $0.65  $0.21   $1.96   $0.63
 - Diluted                               $0.59  $0.19   $1.75   $0.57
                                         ====== ====== ======= =======

Average Number of Shares Outstanding
 - Basic                                   153    147     151     147
 - Diluted                                 168    167     169     162
                                         ====== ====== ======= =======

Note 1: Non-Cash Compensation - Performance Options

The non-cash compensation charge recognizes performance-based stock options granted to management as part of the 1998 buyout arrangement for meeting or exceeding 2001 and 2002 targets. In accordance with GAAP, a quarterly charge is recognized, on a cumulative basis, calculated in accordance with the vesting schedule and the stock price at the end of the performance period, which ended on December 31, 2002 when the stock price was $28.67. On a cumulative basis at September 30, 2003, the Company has recognized $255 million, or approximately 92% of the total estimated charge. The remaining estimated charge of $22 million will be recognized quarterly through 2004 in accordance with the vesting schedule.

Note 2: Income tax (benefit) expense

In the third quarter of 2003, certain changes to UK tax legislation were enacted regarding the taxation of employee stock options. When UK-based employees exercise their stock options, the Company now obtains a corporate tax deduction equal to the market price of the Company's shares on the date of exercise less the option exercise price paid by the employee. This change largely brings UK tax legislation into line with US tax legislation.

Non-cash compensation amounting to $123 million in respect of UK performance options has been expensed in periods prior to June 30, 2003 without any income tax benefit being recognized. Accordingly, following the change in UK tax legislation, an income tax benefit of $37 million, and a corresponding deferred asset, has been recognized in the third quarter of 2003.




                     WILLIS GROUP HOLDINGS LIMITED
                  SUPPLEMENTAL FINANCIAL INFORMATION
                 (in millions, except per share data)
                              (unaudited)

Definitions of Non-GAAP Financial Measures:

We believe that investors' understanding of the Company's performance is enhanced by our disclosure of the following non-GAAP financial measures. Our method of calculating these measures may differ from those used by other companies and therefore comparability may be limited.

Because the non-cash compensation charge for performance-based stock options was based on our stock price at the end of each quarter until December 31, 2002, changes in our stock price increased the volatility of our reported operating income and reported net income. We believe that excluding the non-cash compensation charge from these measures, along with the GAAP measures, provides a more complete, comparative analysis of our results of operations.

Adjusted Operating Income:

Adjusted operating income is defined as operating income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Operating income is the most directly comparable GAAP measure, and the following table reconciles adjusted operating income to operating income for the quarters and nine months ended September 30, 2003 and 2002:

                                                  Three months ended
                                                     September 30,
                                                 ---------------------
                                                 2003  2002  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $106   $64        66%

Excluding:
 Non-cash compensation - performance options        4    18
 Net gain on disposal of operations                (6)    -

                                                 ----- -----
Adjusted Operating Income                        $104   $82        27%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                 23%   16%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues          23%   21%
                                                 ===== =====




                                                  Nine months ended
                                                     September 30,
                                                 ---------------------
                                                 2003  2002  % Change
                                                 ----- ----- ---------

Operating Income, GAAP basis                     $428  $222        93%

Excluding:
 Non-cash compensation - performance options       17   114
 Net (gain) loss on disposal of operations        (10)    1

                                                 ----- -----
Adjusted Operating Income                        $435  $337        29%
                                                 ===== =====

Operating Margin, GAAP basis, or Operating Income
 as a percentage of Total Revenues                 29%   18%
                                                 ===== =====

Adjusted Operating Margin, or Adjusted Operating
 Income as a percentage of Total Revenues          29%   27%
                                                 ===== =====





                     WILLIS GROUP HOLDINGS LIMITED
              SUPPLEMENTAL FINANCIAL INFORMATION (cont'd)
                 (in millions, except per share data)
                              (unaudited)

Adjusted Net Income:

Adjusted net income is defined as net income excluding non-cash compensation for performance-based stock options and net gain or loss on disposal of operations. Net income is the most directly comparable GAAP measure, and the following table reconciles adjusted net income to net income for the quarters and nine months ended September 30, 2003 and 2002:

                                                  Per Diluted Share
                          Three months ended     Three months ended
                             September 30,          September 30,
                         --------------------- -----------------------
                         2003  2002  % Change   2003   2002  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis    $99   $31       219% $0.59  $0.19       211%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($1, $3)       3    15             0.02   0.09
 Net gain on disposal of
  operations, net of tax
  ($(3), nil)              (3)    -            (0.02)     -
 One-time income tax
  benefit - performance
  options (Note 2)        (37)    -            (0.22)     -

                         ----- -----           ------ ------
Adjusted Net Income       $62   $46        35% $0.37  $0.28        32%
                         ===== =====           ====== ======

Diluted shares
 outstanding, adjusted
 basis                    168   167
                         ===== =====




                                                  Per Diluted Share
                          Nine months ended      Nine months ended
                             September 30,          September 30,
                         --------------------- -----------------------
                         2003  2002  % Change   2003   2002  % Change
                         ----- ----- --------- ------ ------ ---------

Net Income, GAAP basis   $296   $92       222% $1.75  $0.57       207%

Excluding:
 Non-cash compensation -
  performance options,
  net of tax ($3, $19)     14    95             0.08   0.59
 Net (gain) loss on
  disposal of operations,
  net of tax ($(4), nil)   (6)    1            (0.03)  0.01
 One-time income tax
  benefit - performance
  options (Note 2)        (37)    -            (0.22)
 Dilutive effect of
  performance options
  assumed earned in full
  from the beginning of
  2002(a)                   -     -                -  (0.04)

                         ----- -----           ------ ------
Adjusted Net Income      $267  $188        42% $1.58  $1.13        40%
                         ===== =====           ====== ======

Diluted shares
 outstanding, GAAP basis  169   162
Dilutive effect of
 performance options
 assumed earned in full
 from the beginning of
 2002(a)                    -     5

                         ----- -----
Diluted shares
 outstanding, adjusted
 basis                    169   167
                         ===== =====


(a) Under GAAP, performance options are not included in the reported number of diluted shares outstanding until the beginning of the period in which the performance targets are met. This occurred in the third quarter of 2002. We believe it is a helpful aid to comparability to show the dilutive effect of performance options for the nine months ended September 30, 2002 on the assumption that the performance options had been earned in full from the beginning of 2002.

Forward-Looking Information: Our stated goal is to grow adjusted net income per diluted share by 25% or better in 2003 and over the long term by 15% or better each year. The most directly comparable GAAP measure is net income per diluted share. We are not in a position to reconcile adjusted net income per diluted share to net income per diluted share for this forward-looking information. Historically, reconciling items have consisted of non-cash compensation for performance-based stock options, estimated at $24 million and $15 million for 2003 and 2004, respectively; net gain or loss on disposal of operations; and the tax effects thereon. We are unable to provide estimates for future gains or losses on disposals.

    CONTACT: Willis Group Holdings Limited
             Investors:
             Kerry K. Calaiaro, 212-837-0880
             calaiaro_ke@willis.com
             Media:
             Nicholas Jones, +44 20 7488-8190
             jonesnr@willis.com
             or
             Dan Prince, 212-837-0806
             prince_da@willis.com